                                                                    EXHIBIT 3.14

                          TABLE OF CONTENTS OF BY LAWS
                                       OF
                            EUGENIA COTTON CO., INC.

I.       OFFICES AND REGISTERED AGENTS
         Section 1. Principal office                                Page 1
         Section 1. Registered agent                                Page 1

II.      MEETINGS OF SHAREHOLDERS

         Section 1. Meetings                                        Page 1
         Section 2. Annual meetings                                 Page 2
         Section 3. Special meetings                                Page 2
         Section 4. Quorum                                          Page 3
         Section 5. Meeting chairman                                Page 4
         Section 6. Shareholders entitled to vote                   Page 4
         Section 7. Proxies                                         Page 5

III.     BOARD OF DIRECTORS

         Section 1. Number of directors                             Page 5
         Section 2. Removal of directors                            Page 6
         Section 3. Filling of vacancies                            Page 6
         Section 4. First meeting                                   Page 6
         Section 5. Special meetings                                Page 7
         Section 6. Notice of meetings                              Page 7
         Section 7. Quorum                                          Page 8
         Section 8. Action without meeting                          Page 8
         Section 9. Dissent to action                               Page 8

IV.      OFFICERS

         Section 1. Appointment                                     Page 9
         Section 2. Term of office                                  Page 9
         Section 3. Removal                                         Page 9
         Section 4. Duties                                          Page 9

V.       CAPITAL STOCK

         Section 1. Certificates                                    Page 10
         Section 2. Required signature                              Page 10
         Section 3. Notice of restrictions                          Page 10
         Section 4. Re-issuance of certificates                     Page 11

         Section 5. Transfer of shares                              Page 11
         Section 6. Endorsements                                    Page 12

VI.      DIVIDENDS, SURPLUS AND RESERVE

         Section 1. Dividends                                       Page 12
         Section 2. Capital distributions                           Page 13
         Section 3. Increases of capital surplus                    Page 14

VII.     MISCELLANEOUS

         Section 1. Corporate seal                                  Page 14
         Section 2. Fiscal year                                     Page 14
         Section 3. Financial statements                            Page 15

VIII.    AMENDMENTS

         Section 1. Shareholders required                           Page 15
         Section 2. Restrictions on directors                       Page 15

                                    BY-LAWS

                                       OF

                            EUGENIA COTTON CO., INC.

                               -----------------

                                       I.

                         OFFICES AND REGISTERED AGENTS

         Section 1. The principal office of this corporation is at Suite 2518, 100 North Main Building, Memphis, Tennessee, as provided in the Charter. The Board of Directors may, by Resolution, amend the Charter to change the address of the principal office in the State of Tennessee.

         Section 2. The corporation has designated and shall continue to have a registered agent in the State of Tennessee. If the registered agent resigns or is for any reason unable to perform his duties, the corporation shall promptly designate another registered agent. The corporation may, by Resolution of the Board of Directors, appoint such other agents for the service of process in such other jurisdictions as the Board of Directors may determine.

                                      II.

                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of the shareholders shall be held at such place, either within or without the State of Tennessee, as may be set by Resolution of the Board of Directors. Except as the Board may otherwise determine, meetings shall be held at the principal office of the corporation.

         Section 2. Annual meetings of the shareholders, beginning with the year 1974, shall be held on the third Monday in September of each year; if said date is not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the purpose of electing directors of the corporation and for the transacting of such other business as may properly come before the meeting. The Board of Directors may, however, by Resolution, fix the date of the annual meeting on any day within the period of sixty (60) days next succeeding the foregoing date. The time of the annual meeting shall be, in any event, fixed by the Board of Directors.

         Section 3. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, or by the President, and shall be called by the Chairman, the President, the Secretary, or an assistant Secretary at the request in writing of three or more members of the Board of Directors, or at the request in writing of the holders of record of at least ten percent (10%) of the outstanding shares of the corporation entitled to vote at the meeting. Each special meeting shall be held at such time as the Board of Directors shall determine, or in the absence of such determination by the Board of Directors, such time as the person or persons calling or requesting the call of the meeting shall specify in the notice or in the written request. All notices of shareholders meetings shall be made in writing, stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, or otherwise giving notice as provided in Section 48-703 Tennessee Code Annotated, provided, however, that the stockholders may waive the requirement of notice by written waiver duly executed and filed with the Minutes of the meeting to which it pertains. Notices of meetings shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the Stock Transfer Books of the corporation. A certificate of the Secretary or the person giving the notice, or of a transfer agent of the corporation, that the notice required by this Section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated.

         Section 4. At any meeting of the shareholders, as a prerequisite for the transaction of any business, a quorum shall be present. A quorum shall consist of the holders of record of not less than a majority of the outstanding shares of the corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned, despite the absence of a quorum, by the Chairman of the meeting, or a majority of the shareholders, present in person or by proxy, until holders of the requisite amount of shares shall attend.

         Section 5. The Chairman of the Board, or in his absence or inability to serve, the President, or in his absence or inability to serve, the Senior Vice President, shall call meetings of the shareholders to order and act as Chairman of such meetings. The shareholders my elect anyone of their number to act as Chairman of any meeting in the absence of the aforenamed individuals.

         Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or an order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the Stock Transfer Books shall be closed for a stated period, but not to exceed forty (40) days. If the Stock Transfer Books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Stock Transfer Books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the Resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 7. Every shareholder entitled to vote at a shareholders' meeting, or to express consent or dissent without a meeting, may authorize another person or persons to act for him by proxy. Each proxy must be in writing and signed by the shareholder or by his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, unless it conforms to the requirements of an irrevocable proxy, as provided in Section 48-706(4) Tennessee Code Annotated. All proxies must be delivered to the Secretary of the corporation prior to the opening of the meeting, except for proxies granted after the meeting has opened, which proxies shall be delivered to the Secretary as soon as practicable after execution.

                                      III.

                               BOARD OF DIRECTORS

         Section 1. Any affairs of this corporation shall be managed by a Board of three (3) directors who shall be elected by the shareholders at the regular meeting for a term of one year until their successors are elected and qualified. The number may be changed by the shareholders or by the Board by amending these By-Laws; provided, that the adoption of such an amendment by the Board of Directors shall require the vote of a majority of the entire Board. No decrease in the number of directors shall shorten the term of any incumbent director.

         Section 2. Any or all directors may be removed with or without cause by a vote of a majority of the shareholders entitled to vote; such vote may be held at any meeting of the shareholders, notice of which shall have referred to the proposed action. Any directors may be removed for cause as defined in
Section 48-807(1), Tennessee Code Annotated, at any meeting of the directors, notice of which shall have referred to the proposed action, by vote of a majority of the entire Board.

         Section 3. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors, without cause, may be filled by a vote of the majority of the directors then in office, although less than a quorum exists, or any such newly created directorships and vacancies occurring in the Board of Directors, for any reason, may be filled by vote of the shareholders at any meeting of the shareholders, notice of which shall have referred to the proposed election. Any director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor, of, if there is no predecessor, until the next annual meeting of shareholders.

         Section 4. The first meeting of the newly elected Board of Directors may be held immediately after the annual meeting of shareholders, and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such first meeting of the newly elected Board of Directors is not held at such time and place, the same shall be held as provided otherwise in this Section.

         Section 5. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or in the absence or disability of the Chairman of the Board and the President, by any Vice President, or by any two directors.

         Section 6. Notice of each regular or special meeting of the Board of Directors, except as provided in Section 5, shall be given by the Secretary, or an assistant Secretary, or in the absence or disability of the Secretary or any assistant Secretary, by the person or persons calling the meeting. Such notice shall be given to each member of the Board, not less than three (3) days before the meeting by depositing the notice in the United States Mail directed to each member of the Board at the address designated by him for such purpose, or, not less than one (1) day before the meeting by either delivering the same to each member of the Board of Directors personally, or, delivering it to the address designated by him for that purpose. Notice of the meeting need not be given to any director who submits a signed waiver of notice, whether before, at or after the meeting. The notice of any meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called, except as otherwise provided in these By-Laws.

         Section 7. At all meetings of the Board of Directors, except as otherwise provided by law, the Charter, or by these By-Laws, a quorum shall consist of a majority of the total number of directors then in office.

         Section 8. Directors may take any action which they are required or permitted to take under the law, the Charter, or these By-Laws, without a meeting, on written consent, setting forth the actions so taken signed by all of the persons entitled to vote thereon.

         Section 9. A director who is present at a meeting of the Board, at which any action is taken, shall be presumed to have concurred in the action, unless his dissent thereto shall be entered in the Minutes of the meeting, or, unless he shall submit his written dissent to the person acting as the Secretary of the meeting before the adjournment thereof, or shall deliver or send such dissent to the Secretary of the corporation promptly after the adjournment of the meeting. Such rights to dissent shall not apply to a director who voted in favor of any such action. A director who is absent from a meeting at which such action is taken, shall be presumed to have concurred in the action unless he shall deliver or send by registered or certified mail his dissent thereto to the Secretary of the corporation and shall cause such dissent to be filed with the Minutes of the proceedings of the Board within a reasonable time after learning of such action.

                                      IV.

                                    OFFICERS

         Section 1. The Board of Directors shall annually, at the first meeting of the Board after the annual meeting of shareholders, appoint or elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may, from time to time, elect or appoint such additional officers as it may determine are necessary. Such additional officers shall have such authority and perform such duties as the Board of Directors prescribes. Any two of the aforementioned officers, except those of President and Secretary, may be filled by the same person, but no person shall purport to execute or attest any document or instrument on behalf of the corporation in more than one capacity.

         Section 2. The officers of the corporation shall hold office for one year, or, until their successors are chosen and qualified, subject, however, to the removal of any officer pursuant to these By-Laws.

         Section 3. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the majority of the entire Board.

         Section 4. All officers shall have such authority to perform such duties in the management of the corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                       V.

                                 CAPITAL STOCK

         Section 1. The certificates of stock of the corporation shall be numbered consecutively and shall be entered on the books of the corporation as they are issued. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation.

         Section 2. Certificates of stock shall be signed by the President, and countersigned by the Secretary. If the certificate is countersigned by a transfer agent or registered by a register, other than an officer or employee of the corporation, the signature and countersignature of the corporate officers may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Section 3. Each certificate of stock which is restricted or limited as to its transferability or voting rights, or which is callable under the Charter, which is preferred or limited as to dividends or rights upon voluntary or involuntary dissolution, shall have a notice of such restriction, limitation, or preference conspicuously stated on the face or back of the certificate. Upon the removal or expiration of any such restriction or limitation, the holder of such certificate shall be entitled to receive a new certificate upon the surrender of the old restricted or limited certificates; and the payment of the reasonable expenses of the corporation incurred in connection therewith.

         Section 4. The corporation shall issue a new stock certificate in the place of any certificate previously issued where the holder of record of the certificate:

         A. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

         B. Satisfies any other reasonable requirements imposed by the corporation.

         Section 5. The corporation shall register a transfer of a stock certificate presented to it for transfer if:

         A. The certificate is endorsed by the appropriate person or persons;

         B. The signature of the appropriate person or persons has been guaranteed by a national banking association, a bank organized and operating under the statutes of the State of Tennessee, or a member of the National Association of Security Dealers, and reasonable assurance is given that the endorsements are effective, unless the Secretary of the corporation waives such requirements;

         C. The corporation has no duty to inquire into adverse claims or has discharged any such duties;

         D. There has been compliance with any applicable law relating to the collection of taxes; and

         E.  The transfer is in fact rightful or is to a bonafide purchaser.

         Section 6. An endorsement of the stock certificate in registered form is made when an appropriate person signs on it or on a separate document an assignment or transfer of it, or a power to assign or transfer it, or when the signature of this person is written without more upon the back of the certificate. An endorsement may be in blank, which includes an endorsement to bearer, or special, which specifies the person whom the stock is to be transferred, or who has the power to transfer it. The corporation may elect to require reasonable assurance beyond that specified in this Section, but if it both requires and obtains a copy of a controlling instrument for a purpose other than showing appropriate evidence of appointment or incumbency of a fiduciary, it is charged with notice of all matters contained in effect in the transfer.

                                      VI.

                         DIVIDENDS, SURPLUS AND RESERVE

         Section 1. The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, except where the corporation is insolvent, as that term is defined in Section 48-102(n) Tennessee Code Annotated, or when the payment thereof would render the corporation insolvent, or when the declaration of payment thereof would be contrary to any restrictions contained in the Charter, these By-Laws, or in any applicable valid contract. The declaration and payment of any such dividend shall be in accordance with Section 48-511, Tennessee Code Annotated.

         Section 2. The Board of Directors may distribute to the shareholders of the corporation out of capital surplus, a portion of its assets, in cash or property, subject to the following provisions:

         A. No such distribution shall be made at a time when the corporation is insolvent or when such distribution would render the corporation insolvent;

         B. No such distribution shall be made unless such distribution is authorized by the affirmative vote of the holders of the majority of all of the outstanding shares of stock entitled to vote thereon;

         C. No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued an all preferred or special classes of shares entitled to preferential dividends shall have been fully paid;

         D. No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the corporation in the event of liquidation;

         E. Each such distribution, when made, shall be identified as a distribution from capital surplus in the amount per share shall be disclosed to the shareholders receiving the same, concurrently with the distribution thereof.

         Section 3. The capital surplus of the corporation may be increased from time to time by Resolution of the Board, directing that all or part of the earned surplus of the corporation be transferred to capital surplus. The Board of Directors may, by Resolution, apply any part or all of the capital surplus of the corporation to the reduction or elimination of any deficit arising from losses during surplus, and then only to the extent that such losses exceed the earned surplus. Each such application of capital surplus shall, to the extent thereof, effect a reduction of capital surplus.

                                      VII.

                            MISCELLANEOUS PROVISIONS

         Section 1. The corporation shall have a corporate seal which shall have inscribed thereon the name of the corporation, the year of incorporation, and the word "Tennessee" and "Seal" and shall be circular in form. The presence or absence of such seal on any instrument, or its addition thereto, shall not effect the character, or validity, or legal effect thereof in any respect. The affixing of the seal shall not be necessary for the execution of any instrument or document by the corporation, and such seal shall be used only where deemed expedient in the judgment of the officer executing documents or instruments on behalf of the corporation.

         Section 2. The fiscal year of the corporation shall be fixed by Resolution of the Board of Directors.

         Section 3. The Board of Directors shall cause a true statement of the assets and liabilities of this corporation as of the close of each fiscal year and of the results of its operations and of the changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the principal office of the corporation in this state, within four (4) months after the end of such fiscal year, and there, kept available for period of at least two (2) years for inspection on request by any shareholder. The officers of the corporation shall mail or otherwise deliver a copy of the latest of such statement to any such shareholder upon his written request therefor.

                                     VIII.

                                   AMENDMENTS

         Section 1. These By-Laws may be amended by a vote of a majority of all of the stock issued and outstanding entitled to vote at any regular or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of any special meeting for that purpose.

         Section 2. The Board of Directors may, by a majority vote of the entire Board, at any regular meeting, or at any duly called special meeting, amend these By-Laws, including By-Laws adopted by the shareholders, provided, that the shareholders may from time to time specify particular provision of these By-Laws which shall not be amended by the Board of Directors.

         I, Roy W. Hendrix, Jr., incorporator of Eugenia Cotton Co., Inc., do hereby certify that the above By-Laws of Eugenia Cotton Co., Inc. were adopted by me, as sole incorporator of said corporation at a special meeting of the sole incorporator on December 12, 1973.




                                          /s/ ROY W. HENDRIX, JR.
                                          --------------------------------
                                          Roy W. Hendrix, Jr.
                                          Incorporator

                           AMENDMENT TO THE BYLAWS OF
                            EUGENIA COTTON CO., INC.
                           ADOPTED NOVEMBER 22, 1991

                Article VII of the bylaws of the corporation shall be amended by the addition of the following Section 4:

         Section 4. Indemnification of Officers and Directors. The corporation shall indemnify each present and future director and officer of the corporation against, and each director or officer shall be entitled without further act to indemnity from the corporation for, all expenses (including counsel fees and the amount of judgments and the amount of reasonable settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the corporation itself) reasonably incurred in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of being or having been a director or officer. Provided, however, that the director or officer 1) conducted himself in good faith; and 2) reasonably believed: (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interest; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interest; and, 3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, the corporation shall not indemnify a director or officer in connection with: 1) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or 2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, the corporation may pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of the final disposition of the proceeding if: 1) the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct hereinbefore described;
         2) the director or officer furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. The determination whether indemnification is permissible shall be made by 1) a majority vote of a quorum of the Board of Directors not parties to the proceeding; 2) by majority vote of a committee duly designated by the Board of Directors consisting of two or more directors not parties to the proceeding; 3) by independent special legal counsel selected by the Board of Directors, or its committee; or by the shareholders, except the shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. In no event shall indemnification be made to, or on behalf of any director or officer if a judgment or final adjudication adverse to the director or officer establishes his liability 1) for any breach of the duty of loyalty to the corporation or its shareholders; 2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or 3) for any unlawful distributions from the corporation. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each director or officer and shall be in addition to all other rights to which the director or officer may be entitled as a matter of law.





                                       3